Exhibit 10.3

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made this 15 day of October, 2026 (the “Effective Date”), between ARE-SD REGION NO. 44, LLC, a Delaware limited liability company (“Landlord”), and ATRIUM THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

BASIC LEASE PROVISIONS

Building: 10578 Science Center Drive, San Diego, California

Premises: That portion of the Building, containing approximately 49,603 rentable square feet, consisting of (i) approximately 23,227 rentable square feet, commonly known as Suite 125, and (ii) approximately 26,376 rentable square feet, commonly known as Suite 225, all as determined by Landlord, all as shown on Exhibit A.

Project: The real property on which the Building in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.

Base Rent: Initially, $63.00 per rentable square foot of the Premises per year, subject to adjustment pursuant to Section 4 hereof.

Rentable Area of Premises: 49,603 sq. ft.

Rentable Area of Building: 154,867 sq. ft.

Rentable Area of Project: 317,807 sq. ft.

Tenant’s Share of Operating Expenses of Building: 32.03%

Building’s Share of Operating Expenses of Project: 48.73%

Security Deposit Amount: $260,416

Rent Adjustment Percentage: 3%

Base Term: A term beginning on December 1, 2026 and ending on November 30, 2029.

Permitted Use: Research and development laboratory, related office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment: Landlord’s Notice Address:

Alexandria Real Estate Equities, Inc. 26 North Euclid Avenue

P.O. Box 511779 Pasadena, CA 91101

Los Angeles, CA 90051-1777 Attention: Corporate Secretary

Email:

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 2

Tenant’s Notice Address:

10578 Science Center Drive, Suite 125

San Diego, CA 92121

Attention: Lease Administrator

Email:

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

[X] EXHIBIT A - PREMISES DESCRIPTION [X] EXHIBIT B - DESCRIPTION OF PROJECT

[X] EXHIBIT C - WORK LETTER [X] EXHIBIT D – BUILDING SIGN

[X] EXHIBIT E - RULES AND REGULATIONS [X] EXHIBIT F - TENANT’S PERSONAL PROPERTY

[X] EXHIBIT G - OPEX EXCLUSIONS [X] EXHIBIT H - STORAGE AREA

[X] EXHIBIT I - HAZMAT STORAGE AREA [X] EXHIBIT J - RESERVED PARKING

[X] EXHIBIT K-MAINTENANCE OBLIGATIONS [X] EXHIBIT L - CONTROL AREAS

1.
Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The portions of the Project that are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.” Subject to the terms and conditions of this Lease, Tenant shall have the appurtenant right to use the Common Areas along with others having the right thereto. The Common Areas shall include, without limitation, any common amenities now or hereafter located in, on or otherwise serving the Project, if any, as may exist from time to time, as determined by Landlord in Landlord’s sole and absolute discretion (each, a “Project Amenity” and collectively, the “Project Amenities”). Landlord reserves the right to modify the Common Areas, provided that such modifications do not materially adversely affect Tenant’s use of the Premises for the Permitted Use. From and after the Commencement Date through the expiration of the Term (as defined in Section 2), Tenant shall have access to the Building and the Premises 24 hours a day, 7 days a week, except in the case of emergencies, as the result of Legal Requirements, the performance by Landlord of any installation, maintenance or repairs, or any other temporary interruptions, and otherwise subject to the terms of this Lease.

The Project Amenities currently include, among other things, conferencing facilities located on the ground floor of the Building (the “Ground Floor Conference Facilities”). Use by Tenant of the Ground Floor Conference Facilities shall be in common with other users with scheduling procedures reasonably determined by Landlord or Landlord’s then designated event operator (“Project Event Operator”). Tenant’s use of the Ground Floor Conference Facilities shall be subject to the payment by Tenant of a fee equal to the quoted rates for the usage of the Ground Floor Conference Facilities in effect at the time of Tenant’s scheduling. Landlord and/or Project Event Operator shall have the right to institute, subject to the terms of Section 26, rules and regulations with respect to the Ground Floor Conference Facilities from time to time including, without limitation, (a) the required use by tenants of the Project Event Operator for the catering of meetings and other events held at the Ground Floor Conference Facilities, (b) usage of and compliance with reservations systems governing the use of Ground Floor Conference Facilities, and (c) the payment of additional costs in connection with the after-hours usage of the Ground Floor Conference Facilities.

2.
Delivery; Acceptance of Premises; Commencement Date. The “Commencement Date” of the Lease is December 1, 2026. The “Term” of this Lease shall be the Base Term, as defined in the Basic Lease Provisions, and the Extension Term which Tenant may exercise pursuant to Section 39 of this Lease.

Tenant acknowledges that Tenant is currently in possession of the Premises and, except as set forth in the Work Letter, Tenant accepts the Premises in their current “as-is” condition. Landlord shall have no obligation for any defects in the Premises.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises, the Building

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 3

or the Project, and/or the suitability of the Premises, the Building or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises, the Building or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations that are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

3.
Rent.
(a)
Base Rent. Tenant shall deliver to Landlord, on or before the Commencement Date, the Base Rent due for the first full calendar month of the Base Term. Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof, in lawful currency of the United States of America, to the physical address designated by Landlord or by federally insured electronic fund transfer (“EFT”) via wire, Society for Worldwide Interbank Financial Telecommunications (SWIFT) or automated clearing house (ACH) pursuant to the instructions provided by Landlord to Tenant (the “EFT Payment Instructions”). All EFT payments made by Tenant pursuant to this Section 3(a) must include a reference to “ARE-SD REGION NO. 44, LLC” as well as the address of the Building (i.e., 10578 Science Center Drive). Payments of Base Rent for any fractional calendar month shall be prorated. Notwithstanding anything to the contrary contained herein, if the Commencement Date occurs on a day other than the first day of a calendar month, then Tenant shall pay to Landlord the prorated Base Rent for such partial month on the Commencement Date and the prepaid Base Rent delivered by Tenant pursuant to the first sentence of this Section 3(a) shall be applied to the first full calendar month following the Commencement Date. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.

Notwithstanding anything to the contrary contained in this Lease, so long as Tenant is not in default (after any applicable notice and cure periods) under this Lease, Tenant shall not be required to pay Base Rent for the period commencing on the Commencement Date and continuing through August 31, 2027 (the “Base Rent Abatement Period”). Tenant shall commence paying 100% of the Base Rent required to be paid under this Lease on the day immediately following the expiration of the Base Rent Abatement Period.

(b)
Additional Rent. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) Tenant’s Share of “Operating Expenses” (as defined in Section 5) as provided in Section 5, and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period. Tenant shall pay to Landlord any and all Additional Rent due hereunder by EFT in accordance with the EFT Payment Instructions. All EFT payments made by Tenant pursuant to this Section 3(b) must include a reference to “ARE-SD REGION NO. 44, LLC” as well as the address of the Building (i.e., 10578 Science Center Drive).
4.
Adjustments.
(a)
Base Rent shall be increased on each annual anniversary of the Commencement Date (provided, however, that if the Commencement Date occurs on a day other than the first day of a calendar month, then Base Rent shall be increased on each annual anniversary of the first day of the first full calendar month immediately following the Commencement Date) (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated.

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 4

(b)
In addition to the Base Allowance (as defined in the Work Letter), Landlord shall, subject to the terms of the Work Letter, make available to Tenant the TI Rent Allowance (as defined in the Work Letter). Commencing on the Commencement Date and continuing thereafter on the first day of each month during the Base Term, Tenant shall pay the amount necessary to fully amortize the portion of the TI Rent Allowance actually funded by Landlord, if any, in equal monthly payments with interest at a rate of 13% per annum over the Base Term, which interest shall begin to accrue on the Commencement Date (“TI Rent”). Tenant acknowledges and agrees that the amount of TI Rent payable by Tenant pursuant to this Section 4(b) may be adjusted following Landlord’s final disbursement of the Total TI Allowance. Any TI Rent remaining unpaid as of the expiration or earlier termination of this Lease shall be paid to Landlord in a lump sum on the date that is 30 days prior to the expiration or earlier termination of this Lease. Tenant shall have no right to prepay all or any TI Rent prior to the expiration or earlier termination of this Lease.
5.
Operating Expense Payments.
(a)
Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year. Commencing on the Commencement Date, and continuing thereafter on the first day of each calendar month during the Term, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.
(b)
The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Building (including the Building’s Share of all costs and expenses of any kind or description incurred or accrued by Landlord with respect to the Project) including, without limitation, (1) Taxes (as defined in Section 9), (2) insurance, (3) the cost of upgrades to the Building or Project or enhanced services provided at the Building and/or Project which are intended to encourage social distancing, promote and protect health and physical well-being and/or intended to limit the spread of Infectious Conditions (as defined in Section 26), (4) the cost of the Project Amenities (including, without limitation, reimbursement by Landlord to affiliates of Landlord for market rent paid by such affiliates to Landlord for Project Amenities space, commercially reasonable reduced rent, commercially reasonable subsidies or other commercially reasonable concessions which Landlord may provide in connection with the Project Amenities), (5) transportation services, and (6) the cost of repairs, improvements and replacements, provided that to the extent that such repairs, improvements and/or replacements are reasonably determined by Landlord in accordance with sound real estate accounting principles to be capital in nature (each, a “Capital Expenditure”), such costs shall be amortized over the useful life of such Capital Expenditure, as reasonably determined by Landlord taking into account all relevant factors including, without limitation, the 24/7 operation of the Building, with interest at 8.5% per annum, excluding only those costs and expenses listed on Exhibit G.

As part of Operating Expenses, Tenant shall be required to pay the costs of Landlord’s third party property manager or, if there is no third party property manager, administration rent in the amount of 3% of Base Rent. Notwithstanding anything to the contrary contained herein, during the Base Rent Abatement Period, Tenant shall be required to pay administration rent each month equal to the amount of the administration rent that Tenant would have been required to pay in the absence of there being a Base Rent Abatement Period.

In addition, notwithstanding anything to the contrary contained in this Lease, Operating Expenses incurred or accrued by Landlord with respect to any Capital Expenditures that are reasonably expected by Landlord to reduce overall Operating Expenses (for example, without limitation, by reducing energy usage at the Project) (the “Energy Savings Costs”) shall be amortized over a period of years equal to the least of (A) 10 years, (B) the useful life of such Capital Expenditures, and (C) the quotient of (i) the Energy Savings Costs, divided by (ii) the annual amount of Operating Expenses reasonably expected by Landlord to be saved as a result of such Capital Expenditures.

(c)
Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement for the previous calendar year (an “Annual Statement”) showing in reasonable detail: (i) the total Operating Expenses, (ii) Tenant’s Share of

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 5

Operating Expenses, and (iii) the total amount of Operating Expenses actually paid by Tenant. If Tenant’s Share of Operating Expenses for such calendar year exceeds the total amount of Operating Expenses actually paid by Tenant for such calendar year, then the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If the total amount of Operating Expenses actually paid by Tenant for such calendar year exceeds the amount of Tenant’s Share of Operating Expenses for such calendar year, then Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration or earlier termination of the Term, or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. Landlord’s and Tenant’s obligations to pay any overpayments or deficiencies due pursuant to this paragraph shall survive the expiration or earlier termination of this Lease.
(d)
The Annual Statement shall be final and binding upon Tenant unless Tenant, within 30 days after Landlord’s delivery to Tenant of the Annual Statement, delivers notice to Landlord identifying particular line items in the Annual Statement with respect to which Tenant reasonably believes it has been overcharged and requesting Expense Information in connection therewith. Landlord will provide Tenant (for internal review by employees and staff of Tenant only) with access to Landlord’s tax bills, insurance bills and invoices (which may be provided in an electronic format or through a file sharing site to which Landlord shall give Tenant access) relating to the operation of the Project for the calendar year reflected in such Annual Statement as Landlord reasonably determines to be responsive to address the items identified in Tenant’s notice (the “Expense Information”). If after Tenant’s review of such Expense Information, Tenant continues to reasonably believe that it has been overcharged, then Tenant may elect, by delivery of written notice to Landlord no later than 30 days after Landlord’s delivery of the Expense Information to Tenant (“Audit Notice”), to have a regionally or nationally recognized independent public accounting firm selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld or delayed)(an “Independent Reviewer”), working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense), audit the Expense Information for the calendar year in question (the “Independent Review”). Tenant’s Audit Notice shall identify the Independent Reviewer and include a certification from Tenant that the Independent Reviewer is not working on a contingent fee basis. Tenant shall be required to deliver to Landlord the results of the Independent Review prepared by the Independent Reviewer within 30 days after Tenant’s delivery to Landlord of the Audit Notice. The results of any such Independent Review shall be binding on Landlord and Tenant. If Tenant does not deliver the results of the Independent Review within such 30-day period, Tenant shall be deemed to have accepted the Annual Statement as final and binding. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after Tenant delivers the results of the Independent Review to Landlord, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after Tenant delivers the results of the Independent Review to Landlord. If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5%, then Landlord shall reimburse Tenant for all actual, out-of-pocket costs incurred by Tenant for the Independent Review. Tenant shall not disclose any Expense Information provided or the results of any Independent Review to any third parties; provided, however, that Tenant may disclose such information to Tenant’s employees, attorneys, accountants and lease administrators (provided that Tenant shall deliver written notice to all parties requiring them to treat such information as confidential) in connection with Tenant’s business at the Premises or if required in connection with any dispute resolution proceeding between Landlord and Tenant. Tenant’s rights under this Section 5(d) shall not apply during any period that Tenant is in default under this Lease (beyond applicable notice and cure periods) and the time periods provided for in this Section 5(d) shall not be extended or enlarged by reason of Tenant’s inability to exercise such rights.

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 6

(e)
Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated. Notwithstanding anything set forth herein to the contrary, if the Building is not at least 95% occupied on average during any year of the Term, Tenant’s Share of Operating Expenses for such year shall be computed as though the Building had been 95% occupied on average during such year. Landlord shall not be entitled to collect Operating Expenses from the tenants of the Project in excess of 100% of the total Operating Expenses actually incurred or accrued by Landlord nor shall Landlord be entitled to make any profit from Landlord’s collection of Operating Expenses.
(f)
“Tenant’s Share” shall be the percentage set forth on the first page of this Lease as “Tenant’s Share of Operating Expenses of Building,” and “Building’s Share” shall be the percentage set forth on the first page of this Lease as “Building’s Share of Operating Expenses of Project,” each as may be reasonably adjusted by Landlord for changes in the physical size of the Premises, Building and/or Project occurring thereafter. Landlord may equitably increase Tenant’s Share for any Operating Expenses that relate to any item of expense or cost (1) equitably and reasonably allocated only to the Premises or the Building, (2) equitably and reasonably allocated to only a portion of the Building or Project that includes the Premises, or (3) a greater proportion of which is equitably and reasonably allocated to the Premises, or a portion of the Building or Project that includes the Premises, as reasonably determined by Landlord. Landlord may equitably increase the Building’s Share for any Operating Expenses that relate to any items of expense or cost (A) equitably and reasonably allocated to only the Building or a portion of the Project that includes the Building, or (B) a greater proportion of which is equitably and reasonably allocated to the Building or a portion of the Project that includes the Building, as reasonably determined by Landlord. Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”
6.
Security Deposit. On or after December 1, 2026, but no later than December 31, 2026, Tenant shall deliver to Landlord a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the Security Deposit Amount set forth in the Basic Lease Provisions, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (the “Letter of Credit”): (i) in form and substance satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution satisfactory to Landlord, and (v) redeemable by presentation of a sight draft in the state of Landlord’s choice, or by facsimile or overnight guaranty courier. Notwithstanding the foregoing, Landlord acknowledges that Landlord is currently in possession of that certain Irrevocable Standby Letter of Credit No. NUSCGS060467 issued by JPMorgan Chase Bank, N.A. in the amount of $295,209.25 (the “Existing Letter of Credit”), delivered in connection with that certain Consent to Form of Assignment and Partial Release, made as of February 25, 2026, among Landlord, Tenant and Avidity Biosciences, Inc. Tenant shall maintain the Existing Letter of Credit in full force and effect until Tenant causes the Existing Letter of Credit to be amended or delivers a new Letter of Credit satisfying the requirements of this Section 6. Tenant shall be entitled to satisfy its obligation to deliver the Letter of Credit under this Section 6 by causing the Existing Letter of Credit to be amended, in lieu of delivering a new or additional letter of credit, such that the Existing Letter of Credit, as so amended, satisfies clauses (i) through (v) above; provided, however, that no reduction in the face amount of the Existing Letter of Credit below $295,209.25 shall take effect prior to the Commencement Date. From and after the Commencement Date and until Tenant causes the Existing Letter of Credit to be amended as provided above or delivers a new Letter of Credit satisfying the requirements of this Section 6, the Existing Letter of Credit shall be deemed to satisfy Tenant’s obligation to deliver the Letter of Credit under this Section 6, so long as the Existing Letter of Credit remains in full force and effect; provided, however, that for the avoidance of doubt, the foregoing shall in no way relieve Tenant of its obligation to promptly cause such amendment or deliver such new Letter of Credit satisfying the requirements of this Section 6, and Landlord shall retain all of its draw rights as set forth in this Section 6. Landlord shall reasonably cooperate with Tenant and the issuer in effecting such amendment, at no material cost to Landlord, including by promptly executing and delivering any consent or acknowledgment reasonably required by the issuer. If the issuer declines to issue such amendment or Tenant fails to deliver an amended or replacement Letter of Credit satisfying the requirements of this Section 6 on or before December 31, 2026, Landlord shall have the right to draw the full amount of the Existing Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit, and Tenant

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 7

shall, within 30 days after Landlord’s draw, deliver a new Letter of Credit satisfying the requirements of this Section 6 for the full Security Deposit Amount; upon Tenant’s delivery of such new Letter of Credit, Landlord shall refund to Tenant the amount of the cash Security Deposit less any amounts applied under this Lease. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, future rent damages under California Civil Code Section 1951.2, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Landlord’s right to use the Security Deposit under this Section 6 includes the right to use the Security Deposit to pay future rent damages following the termination of this Lease pursuant to Section 21(c) below. Upon any draw down on the Letter of Credit pursuant to this paragraph, Tenant shall deliver to Landlord, within 5 days after written demand from Landlord, a new Letter of Credit complying with all of the requirements hereof (a “Replacement Letter of Credit”) for the full Security Deposit Amount set forth in the Basic Lease Provisions. Tenant hereby waives the provisions of any law, now or hereafter in force, including, without limitation, California Civil Code Section 1950.7, which provides that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 90 days after the expiration or earlier termination of this Lease.

Tenant shall deliver a Replacement Letter of Credit to Landlord at least 30 days before the stated expiration date of any then current Letter of Credit for the full Security Deposit Amount set forth in the Basic Lease Provisions. If Tenant does not provide Landlord with a Replacement Letter of Credit as required pursuant to the immediately preceding sentence, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit until Tenant delivers a Replacement Letter of Credit to Landlord, at which time Landlord shall refund to Tenant the amount of the cash Security Deposit to Tenant less any amount applied under this Lease.

If at any time during the Term the issuer of the Letter of Credit is declared insolvent or is placed into receivership by the FDIC or any other Governmental Authority, or if the issuer is downgraded by S&P/Moody’s (if the issuer is credit-rated) or the issuer’s 5-year Credit Default Swap spread (as quoted, and if available on Bloomberg Professional Services) goes above 250 bps at any point during the Term, then following the delivery of written notice from Landlord to Tenant, (x) Landlord shall have the right to immediately draw the full amount of the existing Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit, and (y) Tenant shall have 30 days to deliver a Replacement Letter of Credit to Landlord. If Landlord is unable to draw on the existing Letter of Credit as provided for in clause (x) above then, within 3 days after Landlord’s delivery of written request to Tenant, Tenant shall deliver to Landlord cash in the Security Deposit Amount set forth in the Basic Lease Provisions as an interim Security Deposit until such time as Tenant delivers a Replacement Letter of Credit to Landlord. Upon Tenant’s delivery of a Replacement Letter of Credit to Landlord, Landlord shall refund to Tenant the amount of the cash Security Deposit to Tenant less any amount applied under this Lease.

If Landlord transfers its interest in the Project or this Lease, Landlord shall transfer any Security Deposit then held by Landlord to such transferee of Landlord’s interest. Upon such transfer, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee.

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 8

7.
Use.
(a)
Generally. The Premises shall be used solely for the Permitted Use set forth in the Basic Lease Provisions, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”). Tenant shall, upon 5 days’ written notice from Landlord, discontinue any use of the Premises that is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section 7. Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar Legal Requirement. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project. In no event shall Tenant conduct any auction, liquidation, or going out of business sale on the Premises, or use or allow the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project. Tenant shall not place any machinery or equipment which would overload the floor in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord. Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner that will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.
(b)
Compliance. Following the Commencement Date, Landlord shall make any alterations or modifications to the Common Areas or the exterior of the Building that are required by Legal Requirements and the cost of such alterations or modifications shall (x) constitute an Operating Expense (to the extent such Legal Requirement is generally applicable to similar buildings in the area in which the Project is located), or (y) be at Tenant’s expense (to the extent such Legal Requirement is triggered by reason of Tenant’s, as compared to other tenants of the Project, particular use of the Premises or Alterations (as defined in Section 12 below)). Tenant, at its sole expense, shall make any alterations or modifications to the Premises that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA) related to Tenant’s use or occupancy of the Premises and any Alterations. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all Claims (as defined in Section 16) arising out of or in connection with Legal Requirements related to Tenant’s particular use or occupancy of the Premises or any Alterations, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement related to Tenant’s particular use or occupancy of the Premises or any Alterations.
(c)
Sustainability. Tenant acknowledges that Landlord may, but shall not be obligated to, seek to obtain Leadership in Energy and Environmental Design (LEED), WELL Building Standard, or other similar “green” certification with respect to the Project and/or the Premises, and Tenant agrees to reasonably cooperate with Landlord, and to provide such information and/or documentation as Landlord may reasonably request, in connection therewith.
8.
Holding Over. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (a) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to (i) for the first 30 days of such holding over, 125% of Base Rent in effect during the last 30 days of the Term, and

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 9

thereafter, 150% of Base Rent in effect during the last 30 days of the Term, plus (ii) Tenant’s Share of Operating Expenses, plus (iii) all other amounts payable by Tenant under this Lease, and (b) for any period in holdover in excess of 30 days, Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over including, without limitation, consequential damages. If Tenant delivers a written inquiry to Landlord within 30 days prior to the expiration or earlier termination of the Term, Landlord will notify Tenant whether the potential exists for consequential damages. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.
9.
Taxes. Landlord shall pay, as part of Operating Expenses, all taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Commencement Date or thereafter enacted (collectively referred to as “Taxes”), imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (a) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (b) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (c) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (d) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by any Governmental Authority, or (e) imposed as a license or other fee, charge, tax, or assessment on Landlord’s business or occupation of leasing space in the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Notwithstanding anything to the contrary contained herein, Landlord shall only charge Tenant for assessments as if those assessments were paid by Landlord over the longest possible term which Landlord is permitted to pay for the applicable assessments without additional charge other than interest, if any, provided under the terms of the underlying assessments. Taxes shall not include (a) any net income taxes, franchise taxes, capital levy taxes, transfer taxes, excess profits taxes, estate taxes, succession taxes or inheritance taxes imposed on Landlord except to the extent such net income taxes are in substitution for any Taxes payable hereunder, or (b) any fines, penalties or interest incurred as a result of Landlord’s failure to pay any Tax when due. If any such Taxes are levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and regardless of whether such improvements or alterations are affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.
10.
Parking. Subject to all applicable Legal Requirements, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall have the right, at no charge during the Base Term, to use 119 parking spaces, in common with other tenants of the Project, which parking spaces shall be located in those areas of the Project designated for non-reserved parking, subject in each case to Landlord’s rules and regulations. Landlord may allocate parking spaces among Tenant and other tenants in the Project pro rata as described above if Landlord determines that such parking facilities are becoming crowded. Notwithstanding anything to the contrary contained herein, 4 of the parking spaces allocated to Tenant pursuant to the first sentence of this Section 10, will be marked as reserved for use by Tenant. Such reserved spaces shall be located in the areas of the second level of the Building’s subterranean parking facility designated on Exhibit I attached hereto; provided, however, that Landlord shall have the right to relocate any or all of such reserved spaces upon 30 days’ written notice

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 10

to Tenant. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project or for enforcing any such reservation of parking spaces.
11.
Utilities; Services.
(a)
Generally. Landlord shall provide or cause to be provided to the Premises, subject to the terms of this Section 11, (i) water, (ii) electricity (including lights and plugs), (iii) heat, ventilation and air conditioning (collectively, “HVAC”), (iv) power, and (v) sewer (collectively, “Utilities”). Landlord shall pay, as Operating Expenses or subject to Tenant’s direct reimbursement obligation as provided for below, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any Taxes, penalties, surcharges or similar charges thereon. Landlord may cause, at Tenant’s expense, any Utilities to be separately metered or charged directly to Tenant by the provider. Commencing on the Commencement Date, Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services (which may include, among other Utilities and services, telephone and internet service) which may be furnished to Tenant or the Premises during the Term. Commencing on the Commencement Date, Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of Utilities from any cause whatsoever, other than Landlord’s willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent. Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use. Notwithstanding the foregoing, HVAC shall be available to the laboratory portions of the Premises 24 hours a day, 7 days per week, except in the case of emergencies, as the result of Legal Requirements, the performance by Landlord of any installation, maintenance or repairs, or any other temporary interruptions, and otherwise subject to the terms of this Lease.
(b)
Janitorial. Landlord shall, as part of Operating Expenses, provide or cause to be provided with respect to the Common Areas only, refuse and trash collection and janitorial services. Tenant shall be responsible for contracting directly with a vendor reasonably acceptable to Landlord and paying for its own janitorial services for the Premises.
(c)
Emergency Generator. Landlord’s sole obligation for either providing emergency generators or providing emergency back-up power to Tenant shall be: (i) to provide an emergency generator with not less than the capacity of the emergency generator located in the Building as of the date hereof, and (ii) to contract with a third party to maintain the emergency generator as per the manufacturer’s standard maintenance guidelines. Except as otherwise provided in the immediately preceding sentence, Landlord shall have no obligation to provide Tenant with an operational emergency generator or back-up power or to supervise, oversee or confirm that the third party maintaining the emergency generator is maintaining the generator as per the manufacturer’s standard guidelines or otherwise. During any period of replacement, repair or maintenance of the emergency generator when the emergency generator is not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up generator or generators or alternative sources of back-up power. Tenant expressly acknowledges and agrees that Landlord does not guaranty that such emergency generator will be operational at all times or that emergency power will be available to the Premises when needed. Notwithstanding anything to the contrary contained herein, Landlord shall, at least once per calendar quarter as part of the maintenance of the Building, run the emergency generator for a period reasonably determined by Landlord for the purpose of determining whether it operates when started.
(d)
Energy Usage Data. With respect to separately metered Utilities provided to the Premises that are paid for by Tenant directly to the Utility provider, if any, Tenant agrees to provide Landlord with access to Tenant’s water and energy usage data on a monthly basis, by providing Tenant’s applicable utility login credentials to Landlord’s designated online portal. The costs and expenses incurred by Landlord in connection with receiving and analyzing such water and energy usage data (including, without limitation, as may be required pursuant to applicable Legal Requirements) shall be included as part of Operating Expenses.

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 11

(e)
Clean Dry Air and Vacuum. Subject to the terms of this paragraph, Tenant shall have the right to use the shared clean dry air and vacuum systems serving the Building in common with others having the right thereto. Landlord’s sole obligation following the Commencement Date for providing clean dry air and vacuum systems to Tenant shall be to contract with a third party to maintain the shared clean dry air and vacuum systems serving the Building as per the manufacturer’s standard maintenance guidelines. Except as otherwise provided in the immediately preceding sentence, Landlord shall have no obligation to supervise, oversee or confirm that the third party maintaining the clean dry air and vacuum systems is maintaining the clean dry air and vacuum systems as per the manufacturer’s standard guidelines or otherwise. During any period of replacement, repair or maintenance of the clean dry air and vacuum systems when the clean dry air and vacuum systems are not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with alternative clean dry air and vacuum systems. Tenant expressly acknowledges and agrees that Landlord does not guaranty that such clean dry air and vacuum systems will be operational at all times or that the clean dry air and vacuum systems will be available when needed.
(f)
DI Water. Subject to the terms of this paragraph, Tenant shall have the right to use the shared DI water system serving the Building in common with others having the right thereto. Landlord’s sole obligation following the Commencement Date for providing a DI water system to Tenant shall be to contract with a third party to maintain the shared DI water system serving the Building as per the manufacturer’s standard maintenance guidelines. Except as otherwise provided in the immediately preceding sentence, Landlord shall have no obligation to supervise, oversee or confirm that the third party maintaining the DI water system is maintaining the DI water system as per the manufacturer’s standard guidelines or otherwise. During any period of replacement, repair or maintenance of the DI water systems when the DI water systems are not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with alternative DI water systems. Tenant expressly acknowledges and agrees that Landlord does not guaranty that such DI water system will be operational at all times or that the DI water systems will be available when needed.
12.
Alterations and Tenant’s Property.
(a)
Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other than by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the Building structure or Building Systems and shall not be otherwise unreasonably withheld. Tenant may construct nonstructural Alterations in the Premises without Landlord’s prior approval if the aggregate cost of all such work in any 12 month period does not exceed $15,000 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans, specifications, work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 15 business days in advance of any proposed construction. If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of Alterations, as Landlord may deem appropriate in Landlord’s reasonable discretion. Any request for approval of an Alteration shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with applicable insurance requirements and applicable Legal Requirements, and shall, subject to Section 7, implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, on

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 12

demand an amount equal to 3% of all charges incurred by Tenant or its contractors or agents in connection with any Alteration to cover Landlord’s overhead and expenses for plan review, coordination, scheduling and supervision. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.
(b)
Upon Landlord’s written request, Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens. With respect to all Alterations, Tenant shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration.
(c)
Other than (i) the items, if any, listed on Exhibit F attached hereto, (ii) any items agreed by Landlord in writing to be included on Exhibit F in the future, and (iii) any trade fixtures, machinery, equipment and other personal property not paid for out of the TI Fund (as defined in the Work Letter) or otherwise paid for all or in part by Landlord that may be removed without material damage to the Premises, which damage shall be repaired (including capping or terminating utility hook-ups behind walls) by Tenant during the Term (collectively, “Tenant’s Property”), all Alterations, all fixtures, and all partitions, hardware, built-in machinery, built-in casework and cabinets and other similar additions, equipment, property and improvements built into the Premises so as to become an integral part of the Premises, including, without limitation, fume hoods that penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, clean rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch (collectively, “Installations”) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term and shall remain upon and be surrendered with the Premises as a part thereof in accordance with Section 28 upon the expiration or earlier termination of this Lease. Notwithstanding the foregoing, Landlord may, at the time its approval of any such Installation is requested, or at the time it receives notice of a Notice-Only Alteration, notify Tenant that Landlord requires that Tenant remove such Installation upon the expiration or earlier termination of the Term, in which event Tenant shall remove such Installation in accordance with the immediately succeeding sentence. If Landlord so elects, Tenant shall remove such Installation upon the expiration or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such removal, including, when removing any of Tenant’s Property that was plumbed, wired or otherwise connected to any of the Building Systems, capping off all such connections behind the walls of the Premises and repairing any holes. Any restoration period beyond the expiration or earlier termination of the Term shall constitute a hold over pursuant to Section 8. If Landlord is requested by Tenant or any lender, lessor or other person or entity claiming an interest in any of Tenant’s Property to waive any lien Landlord may have against any of Tenant’s Property, and Landlord consents to such waiver, Tenant shall pay to Landlord an administrative fee of $2,500 for the preparation and/or negotiation of each such lien waiver.
13.
Landlord’s Repairs. Landlord, as part of Operating Expenses, shall maintain (a) all of the structural, roof (including the roof membrane), exterior, parking and other Common Areas of the Project, and (b) all Building systems serving both the Premises and other portions of the Project including, without limitation, HVAC, plumbing, fire sprinklers, emergency generator (subject to the terms of Section 11(c)), clean dry air and vacuum (subject to the terms of Section 11(e)), and DI water system (subject to the terms of Section 11(f)) (“Building Systems”), in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant’s assignees, sublessees, licensees, agents, servants, employees, invitees and contractors (or any of Tenant’s assignees, sublessees and/or licensees respective agents, servants, employees, invitees and contractors) (collectively, “Tenant Parties”) excluded. Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense. Landlord reserves the right to stop Building

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 13

Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until such repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, make a commercially reasonable effort to give Tenant 24 hours advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this paragraph, after which Landlord shall make a commercially reasonable effort to effect such repair. Landlord shall use reasonable efforts to minimize interference with Tenant’s operations in the Premises during such planned stoppages of Building Systems. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.
14.
Tenant’s Repairs. Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises, including, without limitation, entries, doors, ceilings, non-structural components of windows, interior walls, the interior side of demising walls and any mechanical systems or equipment exclusively serving the Premises. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within 10 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.

Notwithstanding anything to the contrary contained in this Lease, as of the Commencement Date, the maintenance and repair obligations for the Premises shall be allocated between Landlord and Tenant as set forth on Exhibit G attached hereto. The maintenance obligations allocated to Tenant pursuant to Exhibit G (the “Tenant Maintenance Obligations”) shall be performed by Tenant at Tenant’s sole cost and expense. The Tenant Maintenance Obligations shall include the procurement and maintenance of contracts, in form and substance reasonably satisfactory to Landlord, with copies to Landlord upon Landlord’s written request, for and with contractors reasonably acceptable to Landlord specializing and experienced in the respective Tenant Maintenance Obligations. Notwithstanding anything to the contrary contained herein, the scope of work of any such contracts entered into by Tenant pursuant to this paragraph shall, at a minimum, comply with manufacturer’s recommended maintenance procedures for the optimal performance of the applicable equipment. Landlord shall, notwithstanding anything to the contrary contained in this Lease, have no obligation to perform any Tenant Maintenance Obligations. The Tenant Maintenance Obligations shall not include the right or obligation on the part of Tenant to make any structural and/or capital repairs or improvements to the Project, and Landlord shall, during any period that Tenant is responsible for the Tenant Maintenance Obligations, continue, as part of Operating Expenses, to be responsible, as provided in the immediately preceding paragraph, for capital repairs and replacements required to be made to the Project. If Tenant fails to maintain any portion of the Premises for which Tenant is responsible as part of the Tenant Maintenance Obligations in a manner reasonably acceptable to Landlord within the requirements of this Lease, Landlord shall have the right, but not the obligation, to provide Tenant with written notice thereof and to assume the Tenant Maintenance Obligations if Tenant does not cure Tenant’s failure within 10 days after receipt of such notice.

15.
Mechanic’s Liens. Tenant shall fully discharge of record from title or from the public record, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 days after Tenant receives notice of the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 14

and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to fully discharge of record any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the costs incurred by Landlord in connection therewith shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in the suite number designated to the Premises in the Basic Lease Provisions.
16.
Indemnification. Tenant hereby indemnifies and agrees to defend, save and hold Landlord, its officers, directors, employees, managers, members, partners, agents, sub-agents, affiliates and lease signatories (collectively, “Landlord Indemnified Parties”) harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) for injury or death to persons or damage to property occurring within or about the Premises or the Project arising directly or indirectly out of the use or occupancy of the Premises or the Project by Tenant or any Tenant Parties (including, without limitation, any act, omission or neglect by Tenant or any Tenant Parties in or about the Premises or at the Project) or a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent caused by the willful misconduct or negligence of Landlord Indemnified Parties. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord Indemnified Parties shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party or Tenant Parties. The provisions of this Section 16 shall survive the expiration or earlier termination of this Lease.
17.
Insurance. Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project (not including any property and improvements required to be insured by Tenant pursuant to the immediately following paragraph). Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance that Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with employers liability limits of $1,000,000 bodily injury by accident – each accident, $1,000,000 bodily injury by disease – policy limit, and $1,000,000 bodily injury by disease – each employee; and commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for bodily injury and property damage with respect to the Premises. The commercial general liability insurance maintained by Tenant shall include Alexandria Real Estate Equities, Inc. (“ARE”), and Landlord, its officers, directors, employees, managers, members, partners, agents, sub-agents, affiliates and lease signatories (collectively, “Landlord Insured Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 15

rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; not contain a hostile fire exclusion; contain a contractual liability endorsement; and provide primary coverage to Landlord Insured Parties (any policy issued to Landlord Insured Parties providing duplicate or similar coverage shall be deemed excess over Tenant’s policies, regardless of limits). Tenant shall (i) provide Landlord with 30 days advance written notice of cancellation of such commercial general liability policy, and (ii) request Tenant’s insurer to endeavor to provide 30 days advance written notice to Landlord of cancellation of such commercial general liability policy (or 10 days in the event of a cancellation due to non-payment of premium). Certificates of insurance showing the limits of coverage required hereunder and showing the Landlord Insured Parties and Additional Insured Parties (as defined below) as an additional insureds, shall be delivered to Landlord by Tenant (i) concurrent with Tenant’s delivery to Landlord of a copy of this Lease executed by Tenant, and (ii) prior to each renewal of said insurance. Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.

Upon written request of Landlord, Tenant shall, in addition to the Landlord Insured Parties, include the following parties as additional insureds under Tenant’s commercial general liability insurance (collectively, “Additional Insured Parties”): (i) any Holder of a Mortgage encumbering the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project; provided, however, that the increased amount of coverage is consistent with coverage amounts then being required by institutional owners of similar projects with tenants occupying similar size premises in the geographical area in which the Project is located.

18.
Restoration. If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”). If the Restoration Period is estimated to exceed 9 months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 10 business days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period. Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 16

license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, or Tenant may by written notice to Landlord delivered within 10 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.

Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure events or to obtain Hazardous Materials Clearances, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either Landlord or Tenant may terminate this Lease upon written notice to the other if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage; provided, however, that such notice is delivered within 10 business days after the date that Landlord provides Tenant with written notice of the estimated Restoration Period. Notwithstanding anything to the contrary contained herein, Landlord shall also have the right to terminate this Lease if insurance proceeds are not available for such restoration. Rent shall be abated from the date all required Hazardous Materials Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant’s business. In the event that no Hazardous Materials Clearances are required to be obtained by Tenant with respect to the Premises, rent abatement shall commence on the date of discovery of the damage or destruction. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate this Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation that is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19.
Condemnation. If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would, in Landlord’s reasonable judgment, either prevent or materially interfere with Tenant’s use of the Premises or materially interfere with or impair Landlord’s ownership or operation of the Project, then upon written notice by Landlord or Tenant to the other this Lease shall terminate and Rent shall be apportioned as of such date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be adjusted accordingly under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 17

otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.
20.
Events of Default. Each of the following events shall be a default (“Default”) by Tenant under this Lease:
(a)
Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 5 days of any such notice not more than twice in any 12 month period.
(b)
Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 5 days before the expiration of the current coverage.
(c)
Abandonment. Tenant shall abandon the Premises for a period in excess of 180 days (for any reason other than a casualty, condemnation, a Force Majeure event or in connection with Alterations then being performed at the Premises). Tenant shall not be deemed to have abandoned the Premises if (i) Tenant provides Landlord with reasonable advance notice prior to vacating and, at the time of vacating the Premises, Tenant completes Tenant’s obligations with respect to the Decommissioning and HazMat Closure Plan in compliance with Section 28, (ii) Tenant has made reasonable arrangements with Landlord for the security of the Premises for the balance of the Term, and (iii) Tenant continues during the balance of the Term to satisfy all of its obligations under the Lease as they come due.
(d)
Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.
(e)
Liens. Tenant shall fail to fully discharge of record or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 10 days after any such lien is filed against the Premises.
(f)
Insolvency Events. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief that is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).
(g)
Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 days after a second notice requesting such document.
(h)
Financial Information. Tenant fails to provide any financial information required to be delivered by Tenant to Landlord pursuant to Section 43(c) following written request from Landlord, within 5 days after a second notice requesting such financial information.
(i)
Security Deposit. Tenant fails to comply with the requirements of Section 6.
(j)
Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 18

failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant. Any notice given under Section 20(j) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice. Notwithstanding the foregoing, if the nature of Tenant’s default pursuant to Section 20(j) is such that it cannot be cured by the payment of funds, does not affect the safety, security or integrity of the Building or Building Systems or affect other occupants of the Project and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 45 days from the date of Landlord’s notice.
21.
Landlord’s Remedies.
(a)
Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.
(b)
Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges that may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum equal to 6% of the overdue Rent as a late charge. Notwithstanding the foregoing, before assessing a late charge the first time in any calendar year, Landlord shall provide Tenant written notice of the delinquency and will waive the right if Tenant pays such delinquency within 5 days thereafter. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.
(c)
Remedies. Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.
(i)
Terminate this Lease, or at Landlord’s option, Tenant’s right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy that it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor;
(ii)
Upon any termination of this Lease, whether pursuant to the foregoing Section 21(c)(i) or otherwise, Landlord may recover from Tenant the following:
(A)
The worth at the time of award of any unpaid rent that has been earned at the time of such termination; plus
(B)
The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 19

(C)
The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(D)
Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and
(E)
At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 21(c)(ii)(A) and (B), above, the “worth at the time of award” shall be computed by allowing interest at the Default Rate. As used in Section 21(c)(ii)(C) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

(iii)
Landlord may continue this Lease in effect after Tenant’s Default and recover rent as it becomes due (Landlord and Tenant hereby agreeing that Tenant has the right to sublet or assign hereunder, subject only to the terms of Section 22). Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.
(iv)
Whether or not Landlord elects to terminate this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. Upon Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.
(v)
Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d) hereof, at Tenant’s expense.
(vi)
Landlord shall have the right to suspend funding of any allowance.
(d)
Effect of Exercise. Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 20

intention to re-enter, re-take or otherwise obtain possession of the Premises as provided in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its sole discretion may determine. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting or otherwise to mitigate any damages arising by reason of Tenant’s Default.
22.
Assignment and Subletting.
(a)
General Prohibition. Subject to the terms and conditions of this Section 22 (including, without limitation, the terms and conditions of Section 22(b) below), without Landlord’s prior written consent, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 49.9% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22. Notwithstanding the foregoing, Tenant shall have the right to obtain financing from institutional and/or individual investors (including venture capital funding and corporate partners) or undergo a public offering which results in a change in control of Tenant without such change of control constituting an assignment under this Section 22 requiring Landlord consent, provided that (i) Tenant notifies Landlord in writing of the financing within 5 business days after the closing of the financing, and (ii) in no event shall such financing result in a change in use of the Premises from the use contemplated by Tenant at the commencement of the Term.
(b)
Permitted Transfers. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment (as defined below), then at least 15 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored, handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant such consent, (ii) refuse such consent, in its reasonable discretion, or (iii) terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date (an “Assignment Termination”). Among other reasons, it shall be reasonable for Landlord to withhold its consent in any of these instances: (1) the proposed assignee or subtenant is a governmental agency; (2) in Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or subtenant would entail any alterations that would lessen the value of the leasehold improvements in the Premises, or would require increased services by Landlord; (3) in Landlord’s reasonable judgment, the proposed assignee or subtenant is engaged in areas of scientific research or other business concerns that are controversial such that they may (i) attract or cause negative publicity for or about the Building or the Project, (ii) negatively affect the reputation of the Building, the Project or Landlord, (iii) attract protestors to the Building or the Project, or (iv) lessen the attractiveness of the Building or the Project to any tenants or prospective tenants, purchasers or lenders; (4) in Landlord’s reasonable judgment, the proposed assignee or subtenant lacks the creditworthiness to support the financial obligations it will incur under the proposed assignment or sublease; (5) in Landlord’s reasonable judgment,

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 21

the character, reputation, or business of the proposed assignee or subtenant is inconsistent with the desired tenant-mix or the quality of other tenancies in the Project or is inconsistent with the type and quality of the nature of the Building; (6) Landlord has received from any prior landlord to the proposed assignee or subtenant a negative report concerning such prior landlord’s experience with the proposed assignee or subtenant; (7) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant; (8) the use of the Premises by the proposed assignee or subtenant will violate any applicable Legal Requirement; (9) the proposed assignee or subtenant is an entity with whom Landlord is negotiating to lease space in the Project; or (10) the assignment or sublease is prohibited by Landlord’s lender. If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 business days after Landlord’s notice electing to exercise the Assignment Termination. If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect. If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice. No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer. Tenant shall pay to Landlord a fee equal to Two Thousand Five Hundred Dollars ($2,500) in connection with its consideration of any Assignment Notice and/or its preparation or review of any consent documents. Notwithstanding the foregoing, Landlord’s consent to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under common control with Tenant (a “Control Permitted Assignment”) shall not be required, provided that Landlord shall have the right to approve the form of any such sublease or assignment (which approval shall not be unreasonably withheld or delayed). In addition, Tenant shall have the right to assign this Lease, upon 30 days prior written notice to Landlord ((x) unless Tenant is prohibited from providing such notice by applicable Legal Requirements in which case Tenant shall notify Landlord promptly thereafter, and (y) if the transaction is subject to confidentiality requirements, Tenant’s advance notification shall be subject to Landlord’s execution of a non-disclosure agreement reasonably acceptable to Landlord and Tenant) but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a legitimate business purpose and not principally for the purpose of transferring this Lease, and (ii) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee is not less than the greater of the net worth (as determined in accordance with GAAP) of Tenant as of (A) the Commencement Date, or (B) as of the date of Tenant’s most current quarterly or annual financial statements, and (iii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease (a “Corporate Permitted Assignment”). Control Permitted Assignments and Corporate Permitted Assignments are hereinafter referred to as “Permitted Assignments.”
(c)
Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:
(i)
that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under this Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and
(ii)
A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or sublessee in the Premises or on the Project, prior to the proposed assignee or sublessee, including, without limitation: permits; approvals; reports and

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 22

correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or sublessee is required, however, to provide Landlord with any portion(s) of such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.
(d)
No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. Except in connection with a Permitted Assignment, if the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the sum of the rental payable under this Lease, (excluding however, any Rent payable under this Section) and actual and reasonable brokerage fees, legal costs, costs incurred for the design and construction of sublease improvements, rent abatement and other market incentives, and any design or construction fees directly related to and required pursuant to the terms of any such sublease (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 business days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.
(e)
No Waiver. The consent by Landlord to any assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under this Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any assignment or subletting to any such party.
(f)
Prior Conduct of Proposed Transferee. Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee or its affiliate has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee or its affiliate is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.
23.
Estoppel Certificate. Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 23

this Lease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within 5 days after Tenant’s receipt of a second written notice from Landlord shall be conclusive upon Tenant that this Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.
24.
Quiet Enjoyment. So long as Tenant is not in Default under this Lease, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.
25.
Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.
26.
Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. Such rules and regulations may include, without limitation, rules and regulations which are intended to encourage social distancing, promote and protect health and physical well-being within the Building and the Project and/or intended to limit the spread of communicable diseases and/or viruses of any kind or nature that are more virulent than the seasonal flu (collectively, “Infectious Conditions”). The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between such rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.
27.
Subordination. This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust.
28.
Surrender. Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in broom clean condition (a) in the same condition the Premises is in following the Substantial Completion of the Tenant Improvements (except for any Alterations or Installations permitted by Landlord to remain in the Premises pursuant to Section 12), subject to ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19, (b) with all wires, cables or similar equipment which Tenant has installed in the Premises or in the risers or plenums of the Building removed, (c) free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than Landlord or any of Landlord’s employees, agents and contractors (collectively, “Tenant HazMat Operations”), and (d) released of all Hazardous Materials Clearances. At least 3 months prior to the surrender of the Premises or such earlier date as Tenant may elect to cease operations at the Premises,

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 24

Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the “Decommissioning and HazMat Closure Plan”). Such Decommissioning and HazMat Closure Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant. In connection with the review and approval of the Decommissioning and HazMat Closure Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Decommissioning and HazMat Closure Plan shall have been satisfactorily completed and Landlord shall have the right to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of this Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall pay the actual costs incurred by Landlord, in no event exceeding the amount of $5,000, for the review of the Decommissioning and HazMat Closure Plan and Tenant’s implementation of the same by Landlord’s environmental consultant. Landlord shall have the unrestricted right to deliver such Decommissioning and HazMat Closure Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

If Tenant shall fail to prepare or submit a Decommissioning and HazMat Closure Plan approved by Landlord, or if Tenant shall fail to complete the approved Decommissioning and HazMat Closure Plan, or if such Decommissioning and HazMat Closure Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

Upon the expiration or earlier termination of the Term, Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29.
Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 25

30.
Environmental Requirements.
(a)
Prohibition/Compliance/Indemnity. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises at any time during Tenant’s occupancy of the Premises (whether under this Lease or otherwise) results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs or has occurred at any time during Tenant’s occupancy of the Premises (whether under this Lease or otherwise), Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project. Notwithstanding anything to the contrary contained in Section 28 or this Section 30, Tenant shall not be responsible under this Lease for, and the indemnification and hold harmless obligation set forth in this paragraph shall not apply to (i) contamination in the Premises which Tenant can prove to Landlord’s reasonable satisfaction existed in the Premises immediately prior to Tenant’s initial occupancy of the Premises (whether under this Lease or otherwise), or (ii) the presence of any Hazardous Materials in the Premises which Tenant can prove to Landlord’s reasonable satisfaction migrated from outside of the Premises into the Premises, unless in either case, the presence of such Hazardous Materials (x) is the result of a breach by Tenant of any of its obligations under this Lease, or (y) was caused, contributed to or exacerbated by Tenant or any Tenant Party.
(b)
Business. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”). Upon Landlord’s request, or any time that Tenant is required to deliver a Hazardous Materials List to any Governmental Authority (e.g., the fire department) in connection with Tenant’s use or occupancy of the Premises, Tenant shall deliver to Landlord a copy of

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 26

such Hazardous Materials List. Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans; notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.
(c)
Tenant Representation and Warranty. Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant or such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If Landlord determines that this representation and warranty was not true as of the Effective Date, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.
(d)
Testing. Landlord shall have the right, but not the obligation, upon reasonable advance written notice (which shall be no less than twenty-four (24) hours) to Tenant, to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use. Tenant shall be required to pay the cost of such annual test of the Premises; provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests to be paid for by Tenant. In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord may have against Tenant. Tenant shall have the right to have an employee present during any test conducted by Landlord pursuant to this Section 30(d).
(e)
Control Areas. Tenant shall have the use of 100% of control area B2-1 and 100% of control area B2-3, all as shown on Exhibit L attached hereto. For the avoidance of doubt, except as otherwise provided in the immediately following paragraph, Tenant shall not have rights with respect to any other control areas at the Project.
(f)
Storage Tanks. If storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 27

records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks. Notwithstanding anything to the contrary contained herein, Tenant shall have no right to use or install any underground storage tanks at the Project.
(g)
Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of the Lease. Any period after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Decommissioning and HazMat Closure Plan) shall constitute a hold over pursuant to Section 8.
(h)
Definitions. As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.
31.
Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32.
Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 28

Premises to prospective purchasers and, during the last 18 months of the Term, to prospective tenants or for any other business purpose. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder.
33.
Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.
34.
Force Majeure. Except for the payment of Rent, neither Landlord nor Tenant shall be held responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, sinkholes or subsidence, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, local, regional or national epidemic or pandemic, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, cyberattacks, ransomware attacks and similar events, fire or other casualty, and other causes or events beyond their reasonable control (“Force Majeure”). Notwithstanding anything to the contrary contained herein, in no event shall Force Majeure excuse Tenant’s obligation to vacate and surrender timely the Premises in accordance with the terms and conditions of this Lease.
35.
Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than Jones Lang LaSalle, Cushman & Wakefield and CBRE. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than Jones Lang LaSalle, Cushman & Wakefield and CBRE, claiming a commission or other form of compensation, if any, by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.
36.
Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 29

PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, MEMBERS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

Tenant acknowledges and agrees that measures and/or services implemented at the Project, if any, intended to encourage social distancing, promote and protect health and physical well-being and/or intended to limit the spread of Infectious Conditions, may not prevent the spread of such Infectious Conditions. Neither Landlord nor any Landlord Indemnified Parties shall have any liability and Tenant waives any claims against Landlord and the Landlord Indemnified Parties with respect to any loss, damage or injury in connection with (x) the implementation, or failure of Landlord or any Landlord Indemnified Parties to implement, any measures and/or services at the Project intended to encourage social distancing, promote and protect health and physical well-being and/or intended to limit the spread of Infectious Conditions, or (y) the failure of any measures and/or services implemented at the Project, if any, to limit the spread of any Infectious Conditions.

37.
Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.
38.
Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Suite entry signage shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Tenant, and shall be of a size, color and type acceptable to Landlord and Tenant’s name and suite number shall be included on the Building lobby directory. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering. The Building lobby directory shall be provided exclusively for the display of the name and location of tenants.

Tenant shall also have the non-exclusive right to display, at Tenant’s cost and expense, a sign bearing Tenant’s name and/or logo on the monument sign serving the Building (the “Monument Sign”) in the same panel location previously occupied by Avidity Biosciences, Inc. Notwithstanding the foregoing, Tenant acknowledges and agrees that Tenant’s signage on the Monument Sign including, without limitation, the size, color and type, shall be subject to Landlord’s prior written approval and shall be consistent with Landlord’s signage program at the Project and applicable Legal Requirements. Tenant shall be responsible, at Tenant’s sole cost and expense, for the maintenance of Tenant’s signage on the Monument Sign, for the removal of Tenant’s signage on the Monument Sign at the expiration or earlier termination of this Lease and for the repair of all damage resulting from such removal.

Tenant shall also have the non-exclusive right to display, at Tenant’s cost and expense, a sign bearing Tenant’s name and/or logo on the Building (the “Building Sign”), the location of which is shown on Exhibit D attached hereto and is hereby approved by Landlord, subject to compliance with applicable Legal Requirements. Notwithstanding the foregoing, Tenant acknowledges and agrees that the Building

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 30

Sign including, without limitation, the size, color and type, shall be subject to Landlord’s prior written approval and shall be consistent with Landlord’s signage program at the Project and applicable Legal Requirements. Tenant shall be responsible, at Tenant’s sole cost and expense, for the design, permits, fabrication, and installation of the Building Sign, for the maintenance of the Building Sign, for the removal of the Building Sign at the expiration or earlier termination of this Lease and for the repair of all damage resulting from such removal.

39.
Right to Extend Term. Tenant shall have the right to extend the Term of this Lease upon the following terms and conditions:
(a)
Extension Rights. Tenant shall have 1 right (the “Extension Right”) to extend the term of this Lease for 36 months (the “Extension Term”) on the same terms and conditions as this Lease (other than with respect to Base Rent, Base Rent abatement and TI Allowance) by giving Landlord written notice of its election to exercise the Extension Right at least 9 months prior, and no earlier than 12 months prior, to the expiration of the Base Term of this Lease.

Base Rent shall be adjusted on the commencement date of the Extension Term and on each annual anniversary of the commencement of such Extension Term by multiplying the Base Rent payable immediately before such adjustment by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such adjustment.

(b)
Exceptions. Notwithstanding anything set forth above to the contrary, the Extension Right shall not be in effect and Tenant may not exercise the Extension Right:
(i)
during any period of time that Tenant is in default under any provision of this Lease (beyond any applicable notice and cure periods); or
(ii)
during any period that Tenant is occupying less than 100% of the Premises; or
(iii)
if Tenant has been in default (beyond any applicable notice and cure periods) under any provision of this Lease 3 or more times, whether or not such defaults have been cured, during the 12 month period prior to the date on which Tenant seeks to exercise such Extension Right.
(c)
Rights Personal. The Extension Right is personal to Tenant and is not assignable without Landlord’s prior written consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in this Lease, except that it may be assigned in connection with any assignment of this Lease that constitutes a Permitted Assignment of this Lease.
(d)
No Extensions. The period of time within which the Extension Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Right.
(e)
Termination. The Extension Right shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Extension Right, if, after such exercise, but prior to the commencement date of the Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease (beyond any applicable notice and cure periods); or (ii) Tenant has defaulted (beyond any applicable notice and cure periods) 3 or more times during the period commencing on the date of the exercise of the Extension Right to the date of the commencement of the Extension Term, whether or not such defaults have been cured.
40.
Storage Areas.
(a)
Storage Area. Commencing on the Commencement Date, Tenant shall have the right during the Term to use that certain storage space on the P1 garage level of the Building, as shown on

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 31

Exhibit H attached hereto (the “Storage Area”) for the storage of Tenant’s property and for no other use or purpose. Tenant may not store any Hazardous Materials in the Storage Area. Tenant acknowledges and agrees that, as of the Commencement Date, all of Tenant’s obligations under the Lease shall apply with respect to the Storage Area as though the Storage Area were part of the Premises, except that Tenant shall not be obligated to pay Base Rent or Operating Expenses with respect to the Storage Area. Landlord shall have no obligation to make any repairs or other improvements to the Storage Area and Tenant shall maintain the same, at Tenant’s sole cost and expense, in substantially the same condition as received during the Term as though the same were part of the Premises. Tenant shall not make any alterations, additions, or improvements to the Storage Area of any kind whatsoever. Tenant shall, at Tenant’s sole cost and expense, surrender the Storage Area at the expiration or earlier termination of the term of the Lease free of any debris and trash and free of any Hazardous Materials in accordance with the requirements of Section 28 of the Lease.
(b)
HazMat Storage Shed. Commencing on the Commencement Date, Tenant shall have the exclusive right to use the Hazardous Materials storage shed described on Exhibit I attached hereto (the “HazMat Storage Shed”), for the storage of Tenant’s Hazardous Materials (not including flammable materials, which may in no event be stored in the HazMat Storage Shed). Tenant shall have all of the obligations under this Lease with respect to the HazMat Storage Shed as though the HazMat Storage Shed were part of the Premises, excluding the obligation to pay Base Rent and Operating Expenses. Tenant shall maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, and take or cause to be taken all other actions necessary or required under applicable Legal Requirements in connection with the use of the HazMat Storage Shed. Landlord shall have no obligation to make any repairs or other improvements to the HazMat Storage Shed and Tenant shall maintain the same, at Tenant’s sole cost and expense, in good repair and condition during the term as though the same were part of the Premises. Tenant shall not make any alterations, additions, or improvements to the HazMat Storage Shed of any kind whatsoever. The term of the Lease with respect to the HazMat Storage Shed shall expire on the expiration date of the Term of the Lease. Tenant shall, at Tenant’s sole cost and expense, surrender the HazMat Storage Shed at the expiration or earlier termination of the term of the Lease free of any debris and trash and free of any Hazardous Materials in accordance with the requirements of Section 28 of this Lease.
41.
Intentionally Omitted.
42.
The Alexandria Amenities.
(a)
Generally. Certain amenities are available at that certain property owned by ARE-SD Region No. 17, LLC, a Delaware limited liability company (“The Alexandria Landlord”), located at 10996 Torreyana Road, San Diego, California (“The Alexandria”), which, as of the date of this Lease, include, without limitation, shared conference facilities (“Shared Conference Facilities”), a fitness center and restaurant (collectively, the “Regional Amenities”) for non-exclusive use by (a) Tenant, (b) other tenants of the Project, (c) Landlord, (d) the tenants of The Alexandria Landlord, (e) The Alexandria Landlord, (f) other affiliates of Landlord, The Alexandria Landlord and Alexandria Real Estate Equities, Inc. (“ARE”), (g) the tenants of such other affiliates of Landlord, The Alexandria Landlord and ARE, and (h) any other parties permitted by The Alexandria Landlord (collectively, “Users”). Landlord, The Alexandria Landlord, ARE, and all affiliates of Landlord, The Alexandria Landlord and ARE may be referred to collectively herein as the “ARE Parties.” Notwithstanding anything to the contrary contained herein, Tenant acknowledges and agrees that The Alexandria Landlord shall have the right, at the sole discretion of The Alexandria Landlord, to not make the Regional Amenities available for use by some or all currently contemplated Users (including Tenant). The Alexandria Landlord shall have the sole right to determine all matters related to the Regional Amenities including, without limitation, relating to the reconfiguration, relocation, modification or removal of any of the Regional Amenities at The Alexandria and/or to revise, expand or discontinue any of the services (if any) provided in connection with the Regional Amenities. Tenant acknowledges and agrees that Landlord has not made any representations or warranties regarding the availability of the Regional Amenities and that Tenant is not entering into this Lease relying on the continued availability of the Regional Amenities to Tenant.

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 32

(b)
License. Commencing on the Commencement Date, and so long as The Alexandria and the Project continue to be owned by affiliates of ARE, Tenant shall have the non-exclusive right to the use of the available Regional Amenities in common with other Users pursuant to the terms of this Section 42. Tenant shall be entitled to 1 pass to the fitness center located at The Alexandria for each full-time employee of Tenant working at the Premises, not to exceed 2.5 fitness passes per 1,000 rentable square feet of the Premises. If any employee of Tenant to whom a fitness center pass has been issued ceases to be an employee of Tenant at the Premises or any employee to whom an access card (which does not include a fitness center pass) has been issued ceases to be an employee of Tenant at the Premises, Tenant shall, immediately upon such employee’s change in status, collect such employee’s pass or access card, as applicable, and deliver it to Landlord along with written notice of such employee’s change in status. Commencing on the Commencement Date, Tenant shall pay to Landlord a fixed fee during the Base Term equal to $6.00 per rentable square foot of the Premises per year (“Regional Amenities Fee”), which Regional Amenities Fee shall be payable on the first day of each month during the Term whether or not Tenant elects to use any or all of the Regional Amenities. The Regional Amenities Fee shall be increased annually on each anniversary of the Commencement Date by 3%. Landlord may adjust the Regional Amenities Fee to a market rate during the Extension Term, provided that the Regional Amenities Fee shall in no event be less than the Regional Amenities Fee payable as of the date immediately preceding the commencement of such Extension Term increased by 3%.
(c)
Shared Conference Facilities. Use by Tenant of the Shared Conference Facilities and restaurant at The Alexandria shall be in common with other Users with scheduling procedures reasonably determined by The Alexandria Landlord or The Alexandria Landlord’s then designated event operator (“Event Operator”). Tenant’s use of the Shared Conference Facilities shall be subject to the payment by Tenant to The Alexandria Landlord of a fee equal to The Alexandria Landlord’s quoted rates for the usage of the Shared Conference Facilities in effect at the time of Tenant’s scheduling. Tenant’s use of the conference rooms in the Shared Conference Facilities shall be subject to availability and The Alexandria Landlord (or, if applicable, Event Operator) reserves the right to exercise its reasonable discretion in the event of conflicting scheduling requests among Users. Tenant hereby acknowledges that (i) Biocom/San Diego, a California non-profit corporation (“Biocom”) has the right to reserve the Shared Conference Facilities and any reservable dining area(s) included within the Regional Amenities for up to 50% of the time that such Shared Conference Facilities and reservable dining area(s) are available for use by Users each calendar month, and (ii) Illumina, Inc., a Delaware corporation, has the exclusive use of the main conference room within the Shared Conference Facilities for up to 4 days per calendar month.

Tenant shall be required to use the food service operator designated by The Alexandria Landlord at The Alexandria (the “Designated Food and Beverage Operator”) for any food and/or beverage service or catered events held by Tenant in the Shared Conference Facilities. The Alexandria Landlord has the right, in its sole and absolute discretion, to change the Designated Food and Beverage Operator at any time. Tenant may not use any vendors other than the Designated Food and Beverage Operator nor may Tenant supply its own food and/or beverages in connection with any food and/or beverage service or catered events held by Tenant in the Shared Conference Facilities.

Tenant shall, at Tenant’s sole cost and expense, (i) be responsible for the set-up of the Shared Conference Facilities in connection with Tenant’s use (including, without limitation, ensuring that Tenant has a sufficient number of chairs and tables and the appropriate equipment), and (ii) surrender the Shared Conference Facilities after each time that Tenant uses the Shared Conference Facilities free of Tenant’s personal property, in substantially the same set up and same condition as received, and free of any debris and trash. If Tenant fails to restore and surrender the Shared Conference Facilities as required by sub-section (ii) of the immediately preceding sentence, such failure shall constitute a “Shared Facilities Default.” Each time that Landlord reasonably determines that Tenant has committed a Shared Facilities Default, Tenant shall be required to pay Landlord a penalty within 5 days after notice from Landlord of such Shared Facilities Default. The penalty payable by Tenant in connection with the first Shared Facilities Default shall be $200. The penalty payable shall increase by $50 for each subsequent Shared Facilities Default (for the avoidance of doubt, the penalty shall be $250 for the second Shared Facilities Default, shall be $300 for the third Shared Facilities Default, etc.). In addition to the foregoing, Tenant shall be responsible for reimbursing The Alexandria Landlord or Landlord, as applicable, for all costs expended by The

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 33

Alexandria Landlord or Landlord, as applicable, in repairing any damage to the Shared Conference Facilities, the Regional Amenities, or The Alexandria caused by Tenant or any Tenant Party. The provisions of this Section 42(c) shall survive the expiration or earlier termination of this Lease.

(d)
Restaurant. Tenant’s employees that have been issued an access card to The Alexandria shall have the right, along with other Users, to access and use the restaurant located at The Alexandria.
(e)
Rules and Regulations. Tenant shall be solely responsible for paying for any and all ancillary services (e.g., audio visual equipment) provided to Tenant, all food services operators and any other third party vendors providing services to Tenant at The Alexandria. Tenant shall use the Regional Amenities (including, without limitation, the Shared Conference Facilities) in compliance with all applicable Legal Requirements and any rules and regulations imposed by The Alexandria Landlord or Landlord from time to time and in a manner that will not interfere with the rights of other Users. Rules and regulations imposed by The Alexandria Landlord or Landlord with respect to the Regional Amenities may include rules and regulations intended to encourage social distancing, promote and protect health and physical well-being and/or intended to limit the spread of Infectious Conditions. The use of the Regional Amenities other than the Shared Conference Facilities by employees of Tenant shall be in accordance with the terms and conditions of the standard licenses, indemnification and waiver agreement required by The Alexandria Landlord or the operator of the Regional Amenities to be executed by all persons wishing to use such Regional Amenities. Neither The Alexandria Landlord nor Landlord (nor, if applicable, any other affiliate of Landlord) shall have any liability or obligation for the breach of any rules or regulations by other Users with respect to the Regional Amenities. Tenant shall not make any alterations, additions, or improvements of any kind to the Shared Conference Facilities, the Regional Amenities or The Alexandria.

Tenant acknowledges and agrees that The Alexandria Landlord shall have the right at any time and from time to time to reconfigure, relocate, modify or remove any of the Regional Amenities at The Alexandria and/or to revise, expand or discontinue any of the services (if any) provided in connection with the Regional Amenities.

(f)
Waiver of Liability and Indemnification. Tenant warrants that it will use reasonable care to prevent damage to property and injury to persons while on The Alexandria. Tenant waives any claims it or any Tenant Parties may have against any ARE Parties relating to, arising out of or in connection with the Regional Amenities and any entry by Tenant and/or any Tenant Parties onto The Alexandria, and Tenant releases and exculpates all ARE Parties from any liability relating to, arising out of or in connection with the Regional Amenities and any entry by Tenant and/or any Tenant Parties onto The Alexandria. Tenant hereby agrees to indemnify, defend, and hold harmless the ARE Parties from any claim of damage to property or injury to person relating to, arising out of or in connection with (i) the use of the Regional Amenities by Tenant or any Tenant Parties, and (ii) any entry by Tenant and/or any Tenant Parties onto The Alexandria, except to the extent caused by the gross negligence or willful misconduct of Landlord. The provisions of this Section 42(f) shall survive the expiration or earlier termination of this Lease.
43.
Miscellaneous.
(a)
Notices. All notices or other communications between the parties shall be in writing and shall be delivered by (i) reputable overnight guaranty courier, (ii) hand delivery with signature confirming receipt, or (iii) email transmission to the email address set forth in the Basic Lease Provisions for the applicable party, which email includes in the subject line (x) the Project address, (y) Tenant name and (z) “NOTICE UNDER LEASE” in all caps, provided a hard copy of any email notice is also sent the same day by one of the delivery methods provided in sub-sections (i) or (ii) (each, a “Follow Up Notice”). Notices delivered pursuant to the delivery methods provided in sub-sections (i) or (ii) shall be deemed duly given when actually received by the addressee or when delivery thereof is refused. Notices delivered via email and sent during the hours of 8:00 a.m. and 3:00 p.m. PST shall be deemed duly given on the day sent; provided, however, that any email notice delivered on a Saturday, Sunday or legal holiday observed in the State of California, or after 3:00 p.m. PST shall be deemed given on the next day that is not a Saturday, Sunday or legal holiday observed in the State of California. For the avoidance of doubt, for an email notice to be effective as provided in the immediately preceding sentence, a Follow Up Notice must be delivered

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 34

to the addressee of the email notice within 48 hours of the date that the email notice is delivered. If a Follow Up Notice is not received within such 48-hour period, actual notice will be deemed to have been given on the date that the Follow Up Notice is delivered rather than on the date of delivery of the email notice. Notwithstanding anything to the contrary contained herein, notice sent via email shall in no event constitute a notice hereunder if the sender receives notice or otherwise has knowledge that the email notice was not properly transmitted or otherwise received by the addressee. All notices shall be delivered to the parties at their addresses set forth in the Basic Lease Provisions. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.
(b)
Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.
(c)
Financial Information. Tenant shall furnish to Landlord true and complete copies of (i) upon Landlord’s written request on an annual basis, Tenant’s most recent audited annual financial statements, provided, however, that Tenant shall not be required to deliver to Landlord such annual financial statements for any particular year sooner than the date that is 90 days after the end of each of Tenant’s fiscal years during the Term, (ii) upon Landlord’s written request on a quarterly basis, Tenant’s most recent unaudited quarterly financial statements; provided, however, that Tenant shall not be required to deliver to Landlord such quarterly financial statements for any particular quarter sooner than the date that is 45 days after the end of each of Tenant’s fiscal quarters during the Term, (iii) not more than once per calendar year upon Landlord’s written request, updated business plans, including cash flow projections and/or pro forma balance sheets and income statements, all of which shall be treated by Landlord as confidential information belonging to Tenant, (iv) not more than once per calendar year upon Landlord’s written request, corporate brochures and/or profiles prepared by Tenant for prospective investors, and (v) not more than once per calendar year upon Landlord’s written request, any other financial information or summaries that Tenant typically provides to its lenders or shareholders. Notwithstanding anything to the contrary contained in this Lease, Landlord’s written request for financial information pursuant to this Section 43(c) may be delivered to Tenant via email. So long as Tenant is a “public company” and its financial information is publicly available, then the foregoing delivery requirements of this Section 43(c) shall not apply.
(d)
Recordation. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease. Nothing contained in this Lease is intended to prohibit Tenant from filing this Lease with the Securities and Exchange Commission (“SEC”) to the extent that Tenant is required to do so pursuant to applicable SEC requirements. Tenant shall notify Landlord in advance of any such filing of this Lease with the SEC and shall either redact or exclude from the filing any terms or provisions reasonably requested by Landlord to be maintained as confidential, to the extent permitted by applicable SEC regulations.
(e)
Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.
(f)
Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.
(g)
Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 35

this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.
(h)
Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.
(i)
Time. Time is of the essence as to the performance of Tenant’s obligations under this Lease.
(j)
OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
(k)
Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.
(l)
Entire Agreement. This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein.
(m)
No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent will be other than on account of the earliest stipulated Base Rent and Additional Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.
(n)
Landlord’s Proprietary Operations. Tenant acknowledges that Landlord’s business operations are proprietary to Landlord or its affiliates. Absent prior written consent from Landlord, Tenant shall hold confidential and will not disclose to third parties, and shall require Tenant Parties to hold confidential and not disclose to third parties, information regarding the systems, controls, equipment, programming, vendors, tenants, and specialized amenities of Landlord or its affiliates. Tenant shall notify Landlord immediately if Tenant becomes aware of any third party contacting Tenant or any Tenant Parties requesting information regarding Landlord’s or its affiliates business operations.
(o)
Hazardous Activities. Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 36

adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.
(p)
Redevelopment of Project. Tenant acknowledges that Landlord, in its sole discretion, may from time to time expand, renovate and/or reconfigure the Project as the same may exist from time to time and, in connection therewith or in addition thereto, as the case may be, from time to time without limitation: (a) change the shape, size, location, number and/or extent of any improvements, buildings, structures, lobbies, hallways, entrances, exits, parking and/or parking areas relative to any portion of the Project; (b) modify, eliminate and/or add any buildings, improvements, and parking structure(s) either above or below grade, to the Project, the Common Areas and/or any other portion of the Project and/or make any other changes thereto affecting the same; and (c) make any other changes, additions and/or deletions in any way affecting the Project and/or any portion thereof as Landlord may elect from time to time, including without limitation, additions to and/or deletions from the land comprising the Project, the Common Areas and/or any other portion of the Project. Tenant acknowledges and agrees that construction noise, vibrations and dust associated with normal construction activities in connection with any redevelopment of the Project are to be expected during the course of such construction. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no right to seek damages (including abatement of Rent) or to cancel or terminate this Lease because of any proposed changes, expansion, renovation or reconfiguration of the Project nor shall Tenant have the right to restrict, inhibit or prohibit any such changes, expansion, renovation or reconfiguration; provided, however, Landlord shall not change the size, dimensions, location or Tenant’s Permitted Use of the Premises.
(q)
EV Charging Stations. To the extent that the Project is not exempt from Section 1952.7 of the California Civil Code, Landlord shall not unreasonably withhold its consent to Tenant’s written request to install 1 or more electric vehicle car charging stations (“EV Stations”) in the parking area serving the Project; provided, however, that Tenant complies with all reasonable requirements, standards, rules and regulations which may be imposed by Landlord, at the time Landlord’s consent is granted, in connection with Tenant’s installation, maintenance, repair and operation of such EV Stations, which may include, without limitation, the charge to Tenant of a reasonable monthly rental amount for the parking spaces used by Tenant for such EV Stations, Landlord’s designation of the location of Tenant’s EV Stations, and Tenant’s payment of all costs whether incurred by Landlord or Tenant in connection with the installation, maintenance, repair and operation of each Tenant’s EV Station(s). Nothing contained in this paragraph is intended to increase the number of parking spaces which Tenant is otherwise entitled to use at the Project under Section 10 of this Lease nor impose any additional obligations on Landlord with respect to Tenant’s parking rights at the Project.
(r)
California Accessibility Disclosure. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project has not undergone inspection by a Certified Access Specialist (CASp). In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of and in connection with such notice: (i) Tenant, having read such notice and understanding Tenant’s right to request and obtain a CASp inspection, hereby elects not to obtain such CASp inspection and forever waives its rights to obtain a CASp inspection with respect to the Premises, Building and/or Project to the extent permitted by Legal Requirements; and (ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to Legal Requirements, then Landlord and Tenant hereby agree as follows (which constitutes the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice): (A) Tenant shall have the one-time right to request for and obtain a CASp inspection, which request must be made, if at all, in a written notice delivered by Tenant to Landlord; (B) any CASp inspection timely requested by Tenant shall be conducted

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 37

(1) at a time mutually agreed to by Landlord and Tenant, (2) in a professional manner by a CASp designated by Landlord and without any testing that would damage the Premises, Building or Project in any way, and (3) at Tenant’s sole cost and expense, including, without limitation, Tenant’s payment of the fee for such CASp inspection, the fee for any reports prepared by the CASp in connection with such CASp inspection (collectively, the “CASp Reports”) and all other costs and expenses in connection therewith; (C) the CASp Reports shall be delivered by the CASp simultaneously to Landlord and Tenant; (D) Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Premises to correct violations of construction-related accessibility standards including, without limitation, any violations disclosed by such CASp inspection; and (E) if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Building and Project located outside the Premises that are Landlord’s obligation to repair as set forth in this Lease, then Landlord shall perform such improvements, alterations, modifications and/or repairs as and to the extent required by Legal Requirements to correct such violations, and Tenant shall reimburse Landlord for the cost of such improvements, alterations, modifications and/or repairs within 10 business days after Tenant’s receipt of an invoice therefor from Landlord.
(s)
Counterparts. This Lease may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Lease and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
(t)
Third Party Agreements. If, during the Term, (a) Tenant requests that Landlord review, prepare, and/or negotiate documents between Landlord and any third party (collectively, “Third Party Documents”) relating to Tenant’s use and occupancy of the Premises (other than lien waivers which are governed by Section 12), and (b) Landlord agrees, in Landlord’s sole discretion and without obligation to do so, to review, prepare, and/or negotiate such Third Party Documents, then Landlord shall be entitled to reimbursement from Tenant for its actual, reasonable out-of-pocket costs incurred in connection with the review, preparation, and/or negotiation of such Third Party Documents.
(u)
Prevailing Party’s Fees. In the event that either party should bring suit or commence any suit or proceeding related to this Lease against the other party, then all reasonable costs and expenses, including reasonable attorneys’ fees and expert fees, incurred by the prevailing party relating to such legal action shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.
(v)
Alternative Premises. If at any time during the Term of this Lease, Tenant is considering leasing additional or alternative space in the San Diego area, Tenant shall deliver written notice (“Premises Notice”) to Landlord, which Premises Notice shall include a description of the additional or alternative space desired by Tenant. For a period of 30 days following Tenant’s delivery of the Premises Notice to Landlord (“Exclusive Period”), Tenant agrees that Landlord shall have the exclusive right, if it so elects and without any obligation to do so, to offer Tenant additional or alternative premises which satisfy in part or in its entirety the premises being sought by Tenant (“Alternative Premises”) on market terms at the Project or, if Landlord so elects, at another property in the San Diego area owned or controlled by an entity controlled by, under common control with, or controlling Landlord including, without limitation, any of the constituent members of Landlord or Alexandria Real Estate Equities, Inc. (any such entity, an “Affiliate”). Landlord and/or any Affiliate, as the case may be, shall have the right, if it so elects and without any obligation to do so, to acquire a new project or redevelop any existing project it then owns to provide the Alternative Premises. Tenant shall consider in good faith any Alternative Premises offered to Tenant by Landlord (or its Affiliate) during the Exclusive Period. If Landlord (or its Affiliate) and Tenant identify an Alternative Premises acceptable to Tenant, Landlord (or its Affiliate) and Tenant shall use good faith efforts to negotiate and enter into a new lease for such Alternative Premises. If Landlord (or its Affiliate) and Tenant are

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 38

negotiating a lease as of the expiration of the Exclusive Period, the Exclusive Period shall be extended through the earlier to occur of (i) the date that Landlord (or its Affiliate) and Tenant enter into a new lease, or (ii) the date that negotiations between Landlord (or its Affiliate) and Tenant terminate. Such new lease shall, if entered into, otherwise be upon terms and conditions acceptable to Landlord or Affiliate, as the case may be, and Tenant in their respective good faith sole discretion. The provisions of this Section 43(v) (x) shall only apply so long as ARE-SD Region No. 44, LLC, or an Affiliate is the owner of the Project, and (y) shall not be applicable during any Extension Term.

[ Signatures on next page ]

Net Multi-Tenant Laboratory 10578 Science Center – Suites 125 & 225/Atrium - Page 39

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

ATRIUM THERAPEUTICS, INC.,

a Delaware corporation

By: /s/ Kathleen Gallagher

Name: Kathleen Gallagher

Its: CEO

□ I hereby certify that the signature, name, and title above are my signature, name and title

LANDLORD:

ARE-SD REGION NO. 44, LLC,

a Delaware limited liability company

By: Alexandria Real Estate Equities, L.P.,

a Delaware limited partnership,

managing member

By: ARE-QRS Corp.,

a Maryland corporation,

general partner

By: /s/ Gary Dean
Its: Executive_Vice_President-Real

Estate Legal Affairs

10578 Science Center – Suites 125 & 225/Atrium - Page 1

EXHIBIT A TO LEASE

DESCRIPTION OF PREMISES

SUITE 125

TISSUE CULTURE
OPEN LAB
MASS SPEC
LAB SUPPORT
FREEZERS
OFFICE
OFFICE
OFFICE
OFFICE
CONFERENCE ROOM
OPEN OFFICE
CONFERENCE ROOM
COPY PRINT
STORAGE
ELECTRICAL
LOBBY

[Exhibit A continues on next page]

10578 Science Center – Suites 125 & 225/Atrium - Page 2

Suite 225

[End of Exhibit A]

10578 Science Center – Suites 125 & 225/Atrium - Page 1

EXHIBIT B TO LEASE

DESCRIPTION OF PROJECT

Work Letter – Tenant Build 10578 Science Center – Suites 125 & 225/Atrium - Page 2

EXHIBIT C TO LEASE

[Tenant Build]

WORK LETTER

THIS WORK LETTER (this “Work Letter”) is incorporated into that certain Lease Agreement (the “Lease”) dated as of ____________, 2026 by and between ARE-SD REGION NO. 44, LLC, a Delaware limited liability company (“Landlord”), and ATRIUM THERAPEUTICS, INC., a Delaware corporation (“Tenant”). Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1.
General Requirements.
(a)
Tenant’s Authorized Representative. Tenant designates Vanessa Quach and Stephanie MacLeod (either such individual acting alone, “Tenant’s Representative”) as the only persons authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change either Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord. The email address for Tenant’s Representative named in this Section 1(a) are and .
(b)
Landlord’s Authorized Representative. Landlord designates Christopher Clement and Noah Chisholm (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant. The email address for Landlord’s Representative named in this Section 1(b) are and .
(c)
Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that the architect (the “TI Architect”) for the Tenant Improvements (as defined in Section 2(a) below), the general contractor for the Tenant Improvements (the “General Contractor”), and any subcontractors for the Tenant Improvements shall be selected by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall be named a third party beneficiary of any contract entered into by Tenant with the TI Architect, any consultant, any contractor or any subcontractor, and of any warranty made by any contractor or any subcontractor.
2.
Tenant Improvements.
(a)
Tenant Improvements Defined. As used herein, “Tenant Improvements” shall mean all improvements to the Premises of a fixed and permanent nature reflected in the TI Construction Drawings (as defined in Section 2(d) below) and any demolition of existing improvements necessary for the construction of the Tenant Improvements. Tenant shall be obligated to design and construct the Tenant Improvements with respect to the entire Premises in accordance with the terms of this Work Letter, using Building standard materials and finishes reasonably acceptable to Landlord. Other than funding the Total TI Allowance (as defined below) as provided herein, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant’s use and occupancy.
(b)
Tenant’s Space Plans. Tenant shall deliver to Landlord schematic drawings and outline specifications (the “Space Plans”) detailing Tenant’s requirements for the Tenant Improvements within 90 days of the Commencement Date. Not more than 10 business days thereafter, Landlord shall deliver to Tenant the written objections, questions or comments of Landlord and the TI Architect with regard to the

Work Letter – Tenant Build 10578 Science Center – Suites 125 & 225/Atrium - Page 3

Space Plans. Tenant shall cause the Space Plans to be revised to address such written comments and shall resubmit said drawings to Landlord for approval within 10 business days thereafter. Such process shall continue until Landlord has approved the Space Plans.
(c)
Design Development Drawings. Tenant shall cause the TI Architect to prepare and deliver to Landlord preliminary permit set plans and specifications for development of the Tenant Improvements (the “Design Development Drawings”), which Design Development Drawings shall be prepared substantially in accordance with the approved Space Plans. Landlord shall deliver its written comments to the Design Development Drawings to Tenant not later than 10 business days after Landlord’s receipt of the same; provided, however, that Landlord may not disapprove any matter that is consistent with the Space Plans. Tenant and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Landlord how Tenant proposes to respond to such comments. Any disputes in connection with such comments shall be resolved in accordance with Section 2(e) hereof. Provided that the design reflected in the Design Development Drawings is consistent with the Space Plans, Landlord shall approve the Design Development Drawings submitted by Tenant. Once approved by Landlord, subject to the provisions of Section 4 below, Tenant shall not materially modify the Design Development Drawings.
(d)
Working Drawings. Not later than 10 business days following the approval of the Design Development Drawings by Landlord, Tenant shall cause the TI Architect to prepare and deliver to Landlord for review and comment construction plans, specifications and drawings for the Tenant Improvements (“TI Construction Drawings”), which TI Construction Drawings shall be prepared substantially in accordance with the Design Development Drawings. Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements. Landlord shall deliver its written comments on the TI Construction Drawings to Tenant not later than 10 business days after Landlord’s receipt of the same; provided, however, that Landlord may not disapprove any matter that is consistent with the Design Development Drawings. Tenant and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Landlord how Tenant proposes to respond to such comments. Any disputes in connection with such comments shall be resolved in accordance with Section 2(e) hereof. Provided that the design reflected in the TI Construction Drawings is consistent with the Design Development Drawings, Landlord shall approve the TI Construction Drawings submitted by Tenant. Once approved by Landlord, subject to the provisions of Section 4 below, Tenant shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(a) below).
(e)
Approval and Completion. If any dispute regarding the design of the Tenant Improvements is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) that all costs and expenses resulting from any such decision by Tenant shall be payable out of the TI Fund (as defined in Section 5(d) below), and (iii) Tenant’s decision will not affect the Building structure or any Building Systems (in which case Landlord shall make the final decision).
3.
Performance of the Tenant Improvements.
(a)
Commencement and Permitting of the Tenant Improvements. Tenant shall commence construction of the Tenant Improvements upon obtaining and delivering to Landlord a building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Landlord. The cost of obtaining the TI Permit shall be payable from the TI Fund. Landlord shall assist Tenant in obtaining the TI Permit. Prior to the commencement of the Tenant Improvements, Tenant shall deliver to Landlord a copy of Tenant’s contract with the TI Architect and a copy of Tenant’s contract with the General Contractor and certificates of insurance from the TI Architect and General Contractor evidencing industry standard commercial general liability, automotive liability, “builder’s risk”, and workers’ compensation insurance. Tenant shall cause the General Contractor to provide a

Work Letter – Tenant Build 10578 Science Center – Suites 125 & 225/Atrium - Page 4

certificate of insurance naming Landlord, Alexandria Real Estate Equities, Inc., and Landlord’s lender (if any) as additional insureds for the General Contractor’s liability coverages required above.
(b)
Selection of Materials, Etc. Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Tenant and Landlord, the option will be within Tenant’s reasonable discretion if the matter concerns the Tenant Improvements, and within Landlord’s reasonable discretion if the matter concerns the structural components of the Building or any Building Systems.
(c)
Tenant Liability. Tenant shall be responsible for correcting any deficiencies or defects in the Tenant Improvements.
(d)
Substantial Completion. Tenant shall substantially complete or cause to be substantially completed the Tenant Improvements in a good and workmanlike manner, in accordance with the TI Permit subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature which do not interfere with the use of the Premises (“Substantial Completion” or “Substantially Complete”). Upon Substantial Completion of the Tenant Improvements, Tenant shall require the TI Architect and the General Contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704. For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comport with good design, engineering, and construction practices which are not material; or (iii) to make reasonable adjustments for field deviations or conditions encountered during the construction of the Tenant Improvements. Tenant shall cause the Tenant Improvements to be Substantially Complete by the date that is 12 months after the Commencement Date.
(e)
Removal of Tenant Improvements. Notwithstanding the foregoing, Landlord may, at the time of Landlord’s approval of the TI Construction Drawings, notify Tenant that Landlord requires that Tenant remove any Tenant Improvements (or portion thereof) upon the expiration or earlier termination of the Term, in which event Tenant shall remove such Tenant Improvements in accordance with the immediately succeeding sentence. If Landlord so elects, Tenant shall remove such Tenant Improvements upon the expiration or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such removal, including, when removing any of the Tenant Improvements that were plumbed, wired or otherwise connected to any of the Building Systems, capping off all such connections behind the walls of the Premises and repairing any holes. Any restoration period beyond the expiration or earlier termination of the Term shall constitute a hold over pursuant to Section 8 of the Lease.
4.
Changes. Any changes requested by Tenant to the Tenant Improvements (“Changes”) after the delivery and approval by Landlord of the Space Plans, shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.
(a)
Tenant’s Right to Request Changes. If Tenant shall request Changes, Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord shall review and approve or disapprove such Change Request within 10 business days thereafter, provided that Landlord’s approval shall not be unreasonably withheld, conditioned or delayed.
(b)
Implementation of Changes. If Landlord approves such Change, Tenant may cause the approved Change to be instituted. If any TI Permit modification or change is required as a result of such Change, Tenant shall promptly provide Landlord with a copy of such TI Permit modification or change.

Work Letter – Tenant Build 10578 Science Center – Suites 125 & 225/Atrium - Page 5

5.
Costs.
(a)
Budget For Tenant Improvements. Before the commencement of construction of the Tenant Improvements, Tenant shall obtain a detailed breakdown, by trade, of the costs incurred or that will be incurred, in connection with the design and construction of the Tenant Improvements (the “Budget”), and deliver a copy of the Budget to Landlord for Landlord’s approval, which shall not be unreasonably withheld or delayed. The Budget shall be based upon the TI Construction Drawings approved by Landlord. The Budget shall include a payment to Landlord of administrative rent (“Administrative Rent”) equal to 1% of the hard costs of the Tenant Improvements for monitoring and inspecting the construction of the Tenant Improvements, which sum shall be payable from the TI Fund. Such Administrative Rent shall include, without limitation, all out-of-pocket costs, expenses and fees incurred by or on behalf of Landlord arising from, out of, or in connection with, such monitoring of the construction of the Tenant Improvements, and shall be payable out of the TI Fund.
(b)
Total TI Allowance. Landlord shall provide to Tenant a tenant improvement allowance (collectively, the “Total TI Allowance”) as follows:

1. a “Base Allowance” in the maximum amount of $20.00 per rentable square foot in the Premises (or $992,060 in the aggregate), which is included in the Base Rent set forth in the Lease; and

2. a “TI Rent Allowance” in the maximum amount of $20.00 per rentable square foot in the Premises (or $992,060 in the aggregate), which shall, to the extent used, result in TI Rent as set forth in Section 4(b) of the Lease.

Before commencing construction of the Tenant Improvements, Tenant shall notify Landlord how much of the TI Rent Allowance, if any, Tenant has elected to receive from Landlord. Such election shall be final and binding on Tenant, and may not thereafter be modified without Landlord’s consent, which may be granted or withheld in Landlord’s sole and absolute subjective discretion. If Tenant elects to use less than the total TI Rent Allowance then, notwithstanding anything to the contrary contained herein, following such election by Tenant, the Base Allowance and the portion of the TI Rent Allowance that Tenant has elected to use shall constitute the “Total TI Allowance”. The Total TI Allowance shall be disbursed in accordance with this Work Letter.

Tenant shall have no right to the use or benefit (including any reduction to or payment of Base Rent) of any portion of the Total TI Allowance not required for the payment of TI Costs. Tenant shall have no right to any portion of the Total TI Allowance that is not disbursed before the last day of the month that is 18 months after the Effective Date.

(c)
Costs Includable in TI Fund. The TI Fund shall be used solely for the payment of the cost of demolition of any existing improvements in the Premises and for the payment of design, permits and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost of electrical power and other utilities used in connection with the construction of the Tenant Improvements, the cost of preparing the Space Plans, the Design Development Drawings and the TI Construction Drawings, all costs set forth in the Budget, including Landlord’s Administrative Rent, the cost of Tenant’s Project Manager (not to exceed 3% of the hard costs of the Tenant Improvements) and the cost of Changes (collectively, “TI Costs”). Notwithstanding anything to the contrary contained herein, the TI Fund shall not be used to purchase any furniture, personal property or other non-Building Systems materials or equipment, including, but not limited to, Tenant’s voice or data cabling, non-ducted biological safety cabinets and other scientific equipment not incorporated into the Tenant Improvements.
(d)
Excess TI Costs. Landlord shall have no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the Total TI Allowance. If at any time and from time-to-time the then current TI Costs under the Budget exceed the remaining unexpended Total TI Allowance (“Excess TI Costs”), Tenant shall be required to pay 100% of all outstanding Excess TI Costs as a condition precedent to Landlord’s obligation to fund any remaining TI Allowance. If Tenant fails to pay, or is late

Work Letter – Tenant Build 10578 Science Center – Suites 125 & 225/Atrium - Page 6

paying any Excess TI Costs, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge). For purposes of any litigation instituted with regard to such amounts, those amounts will be deemed Rent under the Lease. The Total TI Allowance and Excess TI Costs are herein referred to as the “TI Fund.” Notwithstanding anything to the contrary set forth in this Section 5(d), Tenant shall be fully and solely liable for TI Costs and the cost of Minor Variations in excess of the Total TI Allowance.
(e)
Payment for TI Costs. During the course of design and construction of the Tenant Improvements, subject to the terms of Section 5(e), Landlord shall reimburse Tenant for TI Costs once a month against a draw request in Landlord’s standard form, containing evidence of payment of such TI Costs by Tenant and such certifications, lien waivers (including a conditional lien release for each progress payment and unconditional lien releases for the prior month’s progress payments), inspection reports and other matters as Landlord customarily obtains, to the extent of Landlord’s approval thereof for payment, no later than 30 days following receipt of such draw request. Upon completion of the Tenant Improvements (and prior to any final disbursement of the TI Fund), Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and first tier subcontractors who did the work and final, unconditional lien waivers from all such contractors and first tier subcontractors; (ii) as-built plans (one copy in print format and two copies in electronic CAD format) for such Tenant Improvements; (iii) a certification of substantial completion in Form AIA G704; (iv) a certificate of occupancy for the Premises; and (v) copies of all operation and maintenance manuals and warranties affecting the Premises.
(f)
Tenant Improvement Progress Reports. On or before the 10th day of each calendar month during the course of design and construction of the Tenant Improvements, Tenant shall deliver to Landlord a Tenant Improvement progress report in the form of Schedule 2 completed to provide all of the most up-to-date information regarding Tenant’s progress with respect to the design and construction of the Tenant Improvements in addition to the corresponding AIA forms G702 and G703 (or their reasonable equivalents), if applicable, for all contracted costs. Concurrently with each progress report, Tenant shall also deliver to Landlord a forecast in the form of Schedule 3 completed to provide the projected remaining TI Costs.
6.
Miscellaneous.
(a)
Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary.
(b)
Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.
(c)
No Default Funding. In no event shall Landlord have any obligation to fund any portion of the Total TI Allowance during any period that Tenant is in Default under the Lease.
(d)
Notices. Notwithstanding anything to the contrary contained in the Lease or in the Work Letter, notices between Tenant’s Representative and Landlord’s Representative may be delivered via email.

Work Letter – Tenant Build 10578 Science Center – Suites 125 & 225/Atrium - Page 7

Schedule 1

INTENTIONALLY OMITTED

Work Letter – Tenant Build 10578 Science Center – Suites 125 & 225/Atrium - Page 8

Schedule 2

Tenant Improvement Progress Report

Project Address: _____________________________

Certification Period: ______________

1. Original Project Budget $__________________

2. Net change by Change Orders/Update to budget $__________________

3. Current budget to date (Line 1 ± 2) $__________________

4. Total costs incurred to date $__________________

5. Remaining balance to budget (Line 3 less Line 4) $__________________

Certification signature: ______________________

Work Letter – Tenant Build 10578 Science Center – Suites 125 & 225/Atrium - Page 9

Schedule 3

TI Cost Forecast

10578 Science Center – Suites 125 & 225/Atrium - Page 1

EXHIBIT D TO LEASE

BUILDING SIGN

Rules and Regulations 10578 Science Center – Suites 125 & 225/Atrium - Page 1

EXHIBIT E TO LEASE

Rules and Regulations

7.
The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.
8.
Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.
9.
Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.
10.
Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.
11.
If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.
12.
Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.
13.
Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.
14.
Tenant shall maintain the Premises free from rodents, insects and other pests.
15.
Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.
16.
Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.
17.
Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.
18.
Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.
19.
All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

Rules and Regulations 10578 Science Center – Suites 125 & 225/Atrium - Page 2

20.
No auction, public or private, will be permitted on the Premises or the Project.
21.
No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.
22.
The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.
23.
Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.
24.
Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.
25.
Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.
26.
Tenant shall cause any vendors and other service providers providing regular service at the Project (including, service providers hired by Tenant to perform services with respect to the Building Systems or to perform janitorial services with respect to the Premises) hired by Tenant to perform services at the Premises or the Project to maintain in effect workers’ compensation insurance as required by Legal Requirements and reasonable commercial general liability insurance with coverage amounts reasonably acceptable to Landlord. Tenant shall cause such vendors and service providers to name Landlord and Alexandria Real Estate Equities, Inc. as additional insureds under such policies and shall provide Landlord with certificates of insurance evidencing the required coverages (and showing Landlord and Alexandria Real Estate Equities, Inc. as additional insureds under such policies) prior to the applicable vendor or service provider providing any services to Tenant at the Project.
27.
Neither Tenant nor any of the Tenant Parties shall have the right to photograph, videotape, film, digitally record or by any other means record, transmit and/or distribute any images, pictures or videos of all or any portion of the Premises or the Project.
28.
Tenant shall regularly review the guidelines published by the Centers for Disease Control (CDC) and any state and/or local Governmental Authorities, and will implement the practices and procedures suggested thereby, as well as industry standard best practices, to prevent the spread of Infectious Conditions, including, without limitation, COVID-19.
29.
Landlord may exclude or expel from the Project any person that is exhibiting symptoms associated with any currently known or unknown Infectious Condition.

10578 Science Center – Suites 125 & 225/Atrium - Page 1

EXHIBIT F TO LEASE

TENANT’S PERSONAL PROPERTY

None.

10578 Science Center – Suites 125 & 225/Atrium - Page 1

EXHIBIT G TO LEASE

OPERATING EXPENSE EXCLUSIONS

(i)
the original construction costs of the Project and renovation prior to the Commencement Date and costs of correcting defects in such original construction or renovation;
(ii)
capital expenditures for expansion of the Project;
(iii)
interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured;
(iv)
depreciation of the Project (except for Capital Expenditures, the cost of which are includable in Operating Expenses);
(v)
advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;
(vi)
legal and other expenses incurred in the negotiation or enforcement of leases;
(vii)
completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;
(viii)
costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;
(ix)
salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project;
(x)
costs incurred for off-site offices or facilities maintained in connection with the management, operation, engineering, sustainability, Utility and/or security services provided to the Project and other properties owned by Landlord or affiliates of Landlord, except to the extent of the Project’s share of such costs as proportionately allocated among the Project and such other properties owned by Landlord or affiliates of Landlord served by such off-site offices or facilities;
(xi)
general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;
(xii)
costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;
(xiii)
costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);
(xiv)
penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

10578 Science Center – Suites 125 & 225/Atrium - Page 2

(xv)
overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;
(xvi)
costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;
(xvii)
costs in connection with services or items which are not available to all tenants of the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;
(xviii)
costs incurred in the sale or refinancing of the Project;
(xix)
net income taxes of Landlord or the owner of any interest in the Project or franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein (except to the extent such taxes are in substitution for any Taxes payable hereunder); and
(xx)
any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project.

10578 Science Center – Suites 125 & 225/Atrium - Page 1

EXHIBIT H TO LEASE

STORAGE AREA

10578 Science Center – Suites 125 & 225/Atrium - Page 1

EXHIBIT I TO LEASE

HAZMAT STORAGE SHED

10578 Science Center – Suites 125 & 225/Atrium - Page 1

EXHIBIT J TO LEASE

RESERVED PARKING

10578 Science Center – Suites 125 & 225/Atrium - Page 1

EXHIBIT K TO LEASE

MAINTENANCE OBLIGATIONS

10578 Science Center – Suites 125 & 225/Atrium - Page 1

EXHIBIT L TO LEASE

CONTROL AREAS

[Exhibit L continues on next page]

10578 Science Center – Suites 125 & 225/Atrium - Page 2

[End of Exhibit L]